UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2017

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On July 23, 2017, Nektar Therapeutics, a Delaware corporation (“Nektar”), entered into a License Agreement (the “Agreement”) with Eli Lilly and Company, an Indiana corporation (“Lilly”).  The Agreement is subject to review by the U. S. Government under the Hart-Scott-Rodino Act (the “HSR Act”) and will not become effective until the expiration or earlier termination of the waiting period (or any extension thereof).  Either party may terminate the Agreement 120 days after the date of filing under the HSR Act, if the transaction is not effective by that date.

Under the terms of the Agreement, Nektar and Lilly agree to co-develop Nektar’s proprietary product candidate NKTR-358, which is an investigational compound that is a potential immunological therapeutic targeting the interleukin receptor complex, and certain other pharmacologically related compounds (the “Licensed Compounds”) that selectively stimulate the growth and activation of regulatory T cells designed to suppress an immune response (the “Field”).  Pursuant to the Agreement, Nektar granted Lilly a worldwide, exclusive, perpetual, royalty-bearing, sub-licensable license to the Licensed Compounds solely in the Field.  Neither Lilly nor Nektar may develop the Licensed Compounds outside the Field.

Under the terms of the Agreement, Lilly agreed to pay Nektar a non-refundable up-front payment of $150 million.  Nektar and Lilly agreed to co-develop the NKTR-358 with Nektar responsible for completing Phase 1 clinical development, and Lilly paying 75% and Nektar paying 25% of the costs of Phase 2 development. Lilly will pay the costs of Phase 3 development; provided that Nektar shall have the option to pay up to 25% of the costs of global Phase 3 development on an indication-by-indication basis. Nektar is eligible to receive up to $250 million in development and regulatory milestones.

Nektar is also eligible to receive royalty payments. If Nektar elects during the initiation of a global Phase 3 development program to contribute up to its maximum share of 25% (“Full Share Contribution”) of the Phase 3 development costs (the “Phase 3 Costs”), then Nektar will be entitled to a two tier royalty rate on global net sales with the first tier in the mid-teens and the second tier in the low twenties (“Full Share Rates”).  If Nektar elects to make no contribution to Phase 3 Costs, then Nektar will be entitled to a two tier royalty on global net sales with the first tier in the high single digits and the second tier in the low double digits (“No Share Rates”).  If Nektar elects to contribute between 0 to 25% of the Phase 3 Costs, then the royalty rates fluctuate between the Full Share Rates and the No Share Rates proportionally based on Nektar’s actual contribution to the Phase 3 Costs and the amount of the Full Share Contribution. Nektar’s right to receive royalties (subject to certain adjustments) in any particular country will expire upon the later of (a) specified period of time after the first commercial sale of the product in that country, (b) the expiration of regulatory exclusivity in that particular country, or (c) the expiration of patent rights in that particular country.

Nektar and Lilly agreed to enter into supply agreements. Lilly will have exclusive pre-clinical, clinical and commercial manufacturing rights, subject to Nektar’s limited, specified manufacturing rights. Lilly will bear all costs associated with commercialization and will control commercialization decisions; provided that Nektar will have the option to co-promote in the U.S. if it elects to do so during a period prior to commercial launch. Each party retains rights to its own intellectual property and an equal interest in jointly-developed intellectual property in connection with the work conducted under or in connection with the Agreement.

Pursuant to the terms of the Agreement, each of Nektar and Lilly agrees, until the first commercial sale of a product, not to develop, license, or commercialize, certain competing products relating to interleukin-2 or aldesleukin that have activity primarily targeted in the Field.

The Agreement includes various representations, warranties, covenants, indemnities and other provisions customary for transactions of this nature.  Lilly may terminate the Agreement at any time without cause following a specified notice period, subject to delay if commercial sales have commenced. Either party may terminate the Agreement in the event of an uncured material breach.

The foregoing summary is qualified in its entirety by reference to the Agreement. Nektar will seek from the Securities and Exchange Commission confidential treatment for portions of the Agreement, which Agreement, subject to such confidential treatment, will be filed as an exhibit to Nektar’s Quarterly Report on Form 10-Q for the period ended September 30, 2017.

Item 7.01.    Regulation FD Disclosure

On July 24, 2017, Nektar and Lilly issued a joint press release announcing entry into the Agreement, which is filed herewith as Exhibit 99.1 to this Current Report.  The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

FORWARD LOOKING STATEMENTS

In this Form 8-K Nektar makes certain forward-looking statements regarding the collaboration with Lilly.  These forward-looking statements involve substantial risks and uncertainties including but not limited to: (i) laboratory research and clinical trials are long, expensive and uncertain processes and the successful completion of future development and regulatory milestones will be required in order for Nektar to realize future milestone payments under the Agreement, (ii) the risk of failure of any product that is in pre-clinical and clinical development and prior to regulatory approval is high and can occur at any stage due to efficacy, safety or other factors, (iii) any failure would likely result in reduced or no further payments to Nektar from Lilly, (iv) competing alternative therapies that are currently on the market or under development could reduce the commercial potential of the products which could materially reduce Nektar’s royalty revenue and sales milestones under the Agreement, (v) the Agreement could be terminated by Lilly at any time without cause, subject to limitation only after commercial sales have commenced, (vi) Lilly and Nektar may not be successful in obtaining regulatory approval of the products, (vii) the products may not achieve a minimally acceptable commercial profile based on results of clinical trials or competing therapies that target one or more of the same indications, (viii) Nektar’s patent applications for the products which have not already issued may not issue, or even if such patents issue, the claims contained in such pending patents and patents that have already been issued to Nektar may not provide sufficient market exclusivity, (ix) current patents and future patents that may issue may not be valid or enforceable and (x) potential future third-party intellectual property disputes.  Other important risks and uncertainties are detailed in Nektar’s reports and other filings with the SEC including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  Actual results could differ materially from the forward-looking statements.  Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued on July 24, 2017 by Nektar Therapeutics and Eli Lilly and Company announcing their collaboration for development of NKTR-358.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nektar Therapeutics

Date: July 24, 2017	By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued on July 24, 2017 by Nektar Therapeutics and Eli Lilly and Company announcing their collaboration for development of NKTR-358.